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                                                                   EXHIBIT 99(t)

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  FORM 10-Q/A

(Mark One)
/X/ QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

              For the quarterly period ended September 30, 1994
                                       OR
/ / TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

    For the Transition period from_________to__________

                             Commission File Number

                        UNIVERSITY BANK & TRUST COMPANY
             (Exact name of registrant as specified in its charter)

                 CALIFORNIA                             77-0376213
      (State  or other jurisdiction of               (I.R.S. Employer
       incorporation or organization)               Identification No.)

                250 LYTTON AVENUE, PALO ALTO, CALIFORNIA 94301
             (Address of principal executive office)  (Zip Code)

   Registrant's telephone number, including area code, (415)327-0210

                   UNIVERSITY NATIONAL BANK & TRUST COMPANY
Former name, former address and former fiscal year, if changed since last report.

                THIS REPORT CONSISTS OF A TOTAL OF THREE PAGES.

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                        UNIVERSITY BANK & TRUST COMPANY
                       CONSOLIDATED STATEMENTS OF INCOME
                           (Unaudited, 000's omitted)

                                                            Fiscal Year-to-Date
                                                     September 30,      September 30,
                                                        1994                1993
                                                             (In Thousands)
Interest Income
  Interest and fees on loans                            $13,032           $13,040
  Income from financing lease receivables                   432               359
  Interest on Securities
    Taxable                                               2,562             1,873
    Non-Taxable                                           1,889             1,869
  Interest income on Federal funds sold                   1,279               657
                                                        -------           -------
Total Interest Income                                   $19,194           $17,798

Interest Expense
  Interest on Deposits
    Time Certificates over $100M                        $   414           $   384
    Other Time Deposits                                   4,891             4,435
  Securities Sold Under Repurchase Agreemen                  38                36

Total Interest Expense                                  $ 5,343           $ 4,855
                                                        -------           -------
Net Interest Income                                     $13,851           $12,943

Provision for Loan and Lease Losses                         475             1,100
                                                        -------           -------
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN AND LEASE LOSSES                             $13,376           $11,843

Non-Interest Income
  Income from Fiduciary Activities                        2,011             1,784
  Service Charges on Deposit Accounts                       383               382
  Other Income                                              494               421
  Gain (loss) on securities sold                             15                15
                                                        -------           -------
Total Non-Interest Income                               $ 2,903           $ 2,602

Non-Interest Expense
  Salaries and Benefits                                   6,880             6,187
  Occupancy Expense                                       1,028               930
  Other Expense                                           3,191             2,824
                                                        -------           -------
Total Non-Interest Expense                              $11,099           $ 9,941

INCOME BEFORE INCOME TAXES                              $ 5,180           $ 4,504

Applicable Income Taxes                                   1,478             1,324
                                                        -------           -------
NET INCOME                                              $ 3,702           $ 3,180
                                                        =======           =======
Earnings Per Share                                        $2.63             $2.31
Dividends Per Share                                       $1.05             $1.05


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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       UNIVERSITY BANK & TRUST COMPANY



December 6, 1994  /s/ CARL J. SCHMITT
                  -------------------
                  Carl J. Schmitt



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